UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 24, 2017

RAIT Financial Trust

__________________________________________

(Exact name of registrant as specified in its charter)

Maryland	1-14760	23-2919819
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

Two Logan Square, 100 N. 18th St., 23rd Floor, Philadelphia, Pennsylvania		19103
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:		(215) 207-2100

N/A

________________________________________________

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

From time to time, members of the management, other employees and agents or representatives of RAIT Financial Trust (“RAIT”) may use the investor presentation filed as Exhibit 99.1 hereto, in whole or in part, in meetings with investors, analysts and others with an interest in RAIT.  Shareholders and other stakeholders are encouraged to read the presentation in its entirety.  A copy of the investor presentation is attached hereto as Exhibit 99.1 and is also available on the Investor Relations section of RAIT’s website at http://www.rait.com.

On February 24, 2017, RAIT issued a press release providing an update on its comprehensive strategy to enhance shareholder value by transforming RAIT into a more focused, cost-efficient and lower leverage business concentrated on its core commercial real estate lending business. RAIT also announced in that press release that it had updated its investor presentation and made it publicly available on its website.  A copy of that press release is attached hereto as Exhibit 99.2.

The information reported in this Item, including Exhibits 99.1 and 99.2 hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information reported in this Item shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The exhibits furnished as part of this Current Report on Form 8-K is identified in the Exhibit Index immediately following the signature page of this report. Such Exhibit Index is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RAIT Financial Trust

February 24, 2017	By:	/s/ Scott L.N. Davidson

Name: Scott L.N. Davidson
Title: Chief Executive Officer and President

Exhibit Index

Exhibit No.	Description

99.1	Investor Presentation of RAIT Financial Trust first used on February 24, 2017
99.2	Press Release of RAIT Financial Trust issued on February 24, 2017